UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NOVUME SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-56266334
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
14420 Albemarle Point Place, Suite 200  Chantilly, VA 20151
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):  333-216014

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001
Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share
Novume Unit Warrants

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this section is incorporated by reference to the section entitled “Description of the Capital Stock of Novume” contained in Pre-Effective Amendment No. 4 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) of Novume Solutions, Inc., as filed on August 2, 2017, and as declared effective by the SEC on August 3, 2017.

Item 2. Exhibits.

ExhibitNo.	Description

3.1
Certificate of Incorporation of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on February 6, 2017 (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)

3.2
Amended and Restated Certificate of Incorporation of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on August 21, 2017 (Previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 25, 2017).

3.3
Certificate of Designations of Series A Cumulative Convertible Redeemable Preferred Stock, as filed with the Secretary of State of the State of Delaware on August 21, 2017 (Previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 25, 2017).

3.4	Bylaws of Novume Solutions, Inc. (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)

3.5
Amended and Restated Bylaws of Novume Solutions, Inc., as adopted on August 24, 2017 (Previously filed as Exhibit 3.2 to the Current Report on Form 8-K filed by the Company with the SEC on August 25, 2017).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NOVUME SOLUTIONS, INC.

By:	/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	Chief Executive Officer
Date: August 29, 2017

EXHIBIT INDEX

ExhibitNo.	Description

3.1
Certificate of Incorporation of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on February 6, 2017 (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)

3.2
Amended and Restated Certificate of Incorporation of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on August 21, 2017 (Previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 25, 2017).

3.3
Certificate of Designations of Series A Cumulative Convertible Redeemable Preferred Stock, as filed with the Secretary of State of the State of Delaware on August 21, 2017 (Previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 25, 2017).

3.4	Bylaws of Novume Solutions, Inc. (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017.)

3.5
Amended and Restated Bylaws of Novume Solutions, Inc., as adopted on August 24, 2017 (Previously filed as Exhibit 3.2 to the Current Report on Form 8-K filed by the Company with the SEC on August 25, 2017).